Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this joint proxy statement prospectus of our report on the consolidated financial statements of Palmer National Bancorp, Inc. and subsidiaries dated February 14, 1996, except in respect to the matter discussed in Note 20, as to which date is May 17, 1996, included in George Mason Bankshares, Inc.'s Form 10-K for the year ended December 31, 1996 and all references to our Firm included in this joint proxy statement prospectus.

                                       ARTHUR ANDERSEN LLP

Washington, D.C.
January 23, 1998